UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                December 30, 2003
                -----------------------------------------------
                Date of Report (Date of earliest event reported)


                             INVVISION CAPITAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                         0-80429                 75-2823489
----------------------------        ----------------         -------------------
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)            Identification No.)




                        2100 VALLEY VIEW LANE, SUITE 100
                               DALLAS, TEXAS 75234
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (972) 919-4774
               -------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF RESTORATION GROUP AMERICA 2003, INC.


     In December 2003, Invvision Capital, Inc. ("Invvision" or "we") acquired Restoration Group America 2003, Inc. and its subsidiaries ("RGA"), a company providing insurance services, risk management services and restoration/construction services to the commercial and multi-family real estate industries. RGA is a company operated by our Chief Executive Officer and Director, John E. Rea and our President, Chief Operating Operator and Director, James A. Rea (his brother), both of whom are the sons of our Chairman, Edward P. Rea. John E. Rea and James A. Rea both indirectly own minority interests in RGA. The acquisition was structured as a merger of a newly formed wholly-owned subsidiary of Invvision with and into RGA, with RGA as the surviving corporation in the merger. Headquartered in Dallas, Texas, RGA's subsidiaries include: (i)RG Insurance Services, Inc., a fully-licensed insurance agency in the State of Texas, providing a full line of traditional insurance products for its clients;
(ii)RG Risk Management, Inc., a risk management company which intends to provide services utilizing its proprietary program called PropertySMART(sm); and (iii)RG Restoration, Inc., a comprehensive nationwide disaster restoration, remediation and reconstruction services company for commercial and multi-family residential property clients. RGA generated revenues of approximately $8,126,186 in 2003 and earned net income of approximately $440,000. In exchange for all the outstanding shares of RGA, we agreed to issue to the shareholders of RGA up to 100,000,000 restricted shares of our Common Stock as follows: RGA shareholders will initially receive 60,000,000 restricted shares of our Common Stock and subsequently will receive up to 40,000,000 additional restricted shares of our Common Stock upon satisfaction of certain conditions contained in the Agreement and Plan of Reorganization by and among the Company and RGA, including but not limited to, (i)the receipt by the Company of a final favorable fairness opinion as to the transaction, (ii)the results of the audit of RGA and
(iii)effectiveness of the Company's Amended and Restated Articles of Incorporation. RGA is a company controlled by John E. Rea, our Chief Executive Officer and a director of Invvision and James A. Rea, who is now our President and Chief Operating Officer and a director of Invvision. John E. Rea and James
A. Rea are both sons of our Chairman, Edward P. Rea. John E. Rea and James A. Rea indirectly are minority stockholders of RGA. Because our acquisition of RGA is a transaction between related parties, our board has engaged Phalon George Capital Advisors to provide a fairness opinion on the transaction. RGA has four wholly-owned subsidiaries providing insurance products, claims management services and property restoration services.

     * RG Insurance Services, Inc. ("RGIS") is a general insurance agency which is currently licensed in the State of Texas as a Texas Property & Casualty and a Life & Health insurance agency.

     * RG Risk Management, Inc. ("RGRM") provides claims management, inspection and underwriting services. These services are provided both in support of its proprietary risk management program, PropertySMART(sm), which is specifically designed for the multi-family housing industry and on a fee basis to other various types of customers.

     * RG Restoration, Inc. ("RG") performs restoration work on commercial properties (primarily multi-family housing) which have suffered an insured loss such as a fire, flood or hail damage.

     * Restoration Group America, Inc. is a non-operating company set up to hold the intellectual property rights to PropertySMART(sm).


OVERVIEW

     We provide a broad array of fee-based services that address clients' risk management needs for their real estate assets. We do this by dealing with all procedures and costs associated with the risk of a possible loss such as loss control activities and purchasing traditional insurance products. We also deal with the consequences of a loss after it has occurred by adjusting claims, restoring property and minimizing business interruption costs. We have one direct wholly-owned non-operating subsidiary, Restoration Group America 2003, Inc., three indirect wholly-owned primary operating subsidiaries, (i) RG Insurance Services, Inc., (ii) RG Risk Management, Inc. and (iii) RG
Restoration, Inc. and one indirect wholly-owned non-operating subsidiary, Restoration Group America, Inc.

RG Insurance Services, Inc.

     RGIS, a Texas corporation, was organized in September 2003 to operate as a general multi-lines insurance agency. It is licensed as a Texas Property & Casualty and Life & Health agency. During the year ended 12/31/03, RGIS received gross commissions of nearly $140,000 earned on approximately $3,000,000 of annual premiums. In addition to pursuing traditional commercial agency business, RGIS will serve as the retail agent for our PropertySMART(sm) insurance related program described in the Services and Products section of this Report. Texas, like most states, requires insurance agents to collect and remit certain fees and taxes on insurance policies written on an "excess and surplus lines" basis. Since these policies are not subject to rate and form regulation, states impose additional licensing requirements on agents writing such business. Accordingly, RGIS is currently completing licensing requirements for its Texas surplus lines license. RGIS hopes to obtain necessary licenses in all of the states where we do business by the end of 2004.

RG Risk Management, Inc.

     RGRM, a Texas corporation, was also organized in 2003 and operates as our risk management division, providing claims management, third party inspections, adjusting and underwriting services. These services will be provided in support of PropertySMART(sm), as well as on a fee basis to other customers. We intend to be a valuable asset to the customers of RGIS by aiding them in reducing the frequency and severity of losses through the implementation of our comprehensive loss control program.

RG Restoration, Inc.

     RG is a Texas corporation organized in 2003. It performs restoration work on multi-family properties (primarily apartment buildings) which have suffered an insured loss such as a fire, flood or hail damage. We may also act as construction managers on selected restoration or construction projects in conjunction with the PropertySMART(sm) program.

Restoration Group America, Inc.

     Restoration Group America, Inc. currently employs some members of our management firm and currently it holds the intellectual property rights to PropertySMART(sm).

CORPORATE MISSION

     Our corporate mission is to provide a broad array of fee based services that address clients' risk management needs. Therefore, a definition of risk management largely defines the products and services the Company provides. A traditional definition of risk management includes the following four steps:

o    Risk identification, evaluation and quantification;
o Determination of optimum risk management solutions including avoidance, reduction, transfer and retention;
o    Implementing and financing of the risk management program; and
o    Monitoring the effectiveness of the risk management program.

     Risk management includes all procedures and costs associated with the risk of a possible loss, such as loss control activities and purchasing traditional insurance products. It also includes dealing with the consequences of a loss after it has occurred, such as adjusting claims, restoring property, and minimizing business interruption costs. As explained in more detail elsewhere in this Report, we offer substantially all of these services.

     Risk management services are traditionally provided by insurance companies who actually retain a substantial portion of the associated underwriting risk. We do not assume underwriting risk. To do so would greatly increase enterprise risk and would require significantly more capital, the return on which is unlikely to justify its deployment. We consider the ability to generate fee income from risk management services without incurring certain business risks typically associated with underwriting (insurance cycles, adverse loss reserve development, regulatory issues, etc.) as a significant strategic advantage of our business plan. From a corporate perspective, the role of our insurance related programs is to generate commission and service revenue from alternative risk financing and through access to traditional retail and wholesale insurance markets.

     To minimize possible errors and omissions exposure to us, it is our intent to accept insurance "paper" or policies from well capitalized carriers with an A- or better rating from the major insurance rating agencies (i.e., Moody's, Standard & Poor, AM Best).

OUR STRATEGY

     We offer three main types of services:

o A full-service risk management program designed for the multi-family housing industry;
o A general lines insurance agency specializing in placing business related insurance for a variety of customers; and
o    A multi-family housing and commercial real estate restoration division.

     Our risk management programs and insurance agency are opportunities identified by the management of the restoration construction business conducted by our subsidiary RG. Each was formed to capitalize on our historic roots within the risk management industry and the affinity group of customers that we have developed through superior service and customer value generation. We believe synergies can be realized by directly marketing a full spectrum of risk management products and services in a less competitive, more loyal environment. This strategy also creates a diversified stream of recurring revenue that is far less cyclical in nature than traditional risk management or construction income. Therefore, although each unit has a unique marketing strategy and product portfolio, marketing efforts are closely coordinated and complementary, and share certain key elements.

     An important component of any corporate marketing strategy is selecting the basis of competition. We can choose to compete on price, service and/or products. Competing on product alone can mean offering the widest selection or the highest quality product lines. Many companies can compete on any one or two of these bases, but cannot deliver all three. We believe it is, for example, inconsistent to offer superior service and premium products at a discount price. Our business units provide on superior service and, to varying degrees, lower prices.

SERVICES AND PRODUCTS

PropertySMART(sm)

     We are developing a property risk management program to address these risk management needs in the multi-family housing industry. The program will be marketed under the acronym PropertySMART(sm), or Property Strategically Managed Alternative Risk Transfer. One of the basic goals is to align the interests of insurance companies and owners, thereby providing adequate coverage and prompt claim settlements for reasonable premiums. PropertySMART(sm) will include extensive loss control efforts and comprehensive underwriting.

     We will receive fee-based income for all services provided through the PropertySMART(sm) program, except restoration work, for which we will receive a fixed percentage over actual construction costs. Program revenues will likely contain an element of incentive based commissions, wherein RGA's total compensation will be partially a function of the program's risk management and loss reduction products. Since it is a primary goal to manage the
PropertySMART(sm) program to as low a loss level as possible, the Company forecasts that our resulting loss of construction revenue (with less losses occurring under the program) will be partially offset by increased commission income, thus producing a more predictable stream of recurring revenues for the entire organization.

     Initially, PropertySMART(sm) will be directly marketed to existing customers of our restoration division. These property owners and managers control several hundred thousand units, however, not all of these will meet program underwriting standards. Other sources of potential customers are forecast to be national, regional and local apartment associations who will be made aware of the program by exhibiting at their trade shows and advertising in their trade publications. PropertySMART(sm) will also have the ability to accept insurance applications from traditional retail agents, but expects to do so only on a limited basis, most likely in situations where strong existing customer/agent relationships exist.

     Superior service for the PropertySMART(sm) program will include a level of underwriting, loss control and claim restoration services that we believe are unmatched currently in the multi-family housing segment of the risk management industry.

INSURANCE COVERAGE

     We operate a general lines insurance agency specializing in placing business-related insurance for a variety of customers. RGIS is able to handle the insurance placement needs for virtually all lines of insurance including general liability, workers compensation, property, commercial automobile, umbrella, directors and officers liability (D&O), errors and omissions (E&O), employment practices liability (EPLI), surety bonds, group health, life and disability insurance. RGIS places this coverage through many major insurance companies including Zurich, Travelers, Hartford and AIG. Additionally, we offer clients a complete portfolio of investment products such as mutual funds, variable annuities, retirement programs, and Professional Employment Organization (PEO) programs through several key strategic alliances.

     Like our other business units, RGIS stresses customer service and value. It simply requires developing, maintaining and communicating a sense of urgency in addressing all aspects of clients risk management needs, from the initial sales call through the actual claims settlement. It also requires doing business with insurance company partners who share our sense of urgency and service. In an industry where mediocre customer service is often accepted as the norm, RGIS follows an approach to business that has resulted in a customer retention record that is almost unheard of. RGIS's President is Ms. Evelyn Rawls, a seasoned insurance industry veteran who brought with her an established book of business with approximately $3,000,000 of annual premiums.

     RGIS is targeting several distinct customer groups in its marketing efforts. The first is growing the existing book of business referred to above. It has two major concentrations outside of habitational insurance, medical malpractice business for physicians' management groups and the food service/restaurant industries. Customers include state-wide franchises of several national restaurant chains and a national food processing company. We believe an additional area for revenue growth is enticing established insurance agent producers to transfer their existing customer lists to RGIS in exchange for receiving a more favorable commission sharing arrangement than agents typically receive. RGIS is aggressively pursuing such opportunities for growth, and expects to successfully execute this plan.

     In addition to providing property insurance (in conjunction with PropertySMART(sm), we offer multi-line agency services for apartment owners' other insurance needs including workers compensation, employee benefits, auto and general liability policies. The combination of these ancillary lines of insurance usually costs the property owners additionally, about as much as 50% of the actual the property insurance. As previously mentioned, not all apartment complexes in our existing customer base meet program underwriting standards. For these properties, RGIS will offer traditional insurance placement, including placing property coverage through other markets.

INSURANCE RESTORATION SERVICES

     The insurance restoration business is a highly competitive and fragmented industry. This is due to high profit margins, coupled with low economic barriers to entry. While gross profit margins on residential construction might be in the 10% to 15% range, restoration contractors typically enjoy margins in excess of 25%. Although timely receivable collections can be problematic, restoration contractors experience minimal credit risk since their bills are usually paid by insurance companies, a significant advantage over residential contractors. Finally, the insurance restoration industry is largely recession proof and non-cyclical. Hurricanes, tornadoes, hail storms, floods and fires, along with a host of other natural and man-made perils, combine to generate a year-round stream of potential customers without regard for the state of the economy.

     There are generally two parts to the insurance restoration industry: remediation (or mitigation) and reconstruction. As the name implies, remediation means stopping or reducing further losses. It includes such services as water extraction and smoke removal, and is often limited to working with an apartment's interiors and contents. The reconstruction side of the business involves demolition and replacement of damaged structural components. Currently, the majority of our revenues are derived from reconstruction. RG, our restoration and construction subsidiary encounters significant competition from local, regional and nationally franchised companies on both remediation and reconstruction contracts. In this relationship driven business, some competitors focus on insurance companies (sometimes as preferred vendors) as their client, while others such as RG places its focus on property owners and managers, who are the policyholders.

     Since the insurance restoration industry is a relationship driven business, we have consistently followed a marketing approach of building relationships with policyholders and/or public adjusters hired to represent policyholders' interests in settling losses. Securing contracts on losses not involving existing relationships often involves "chasing fire trucks" or following storms. Our technology includes digital pagers that notify the sales force of every dispatched fire/emergency truck in their marketing territory. We have parlayed these one-on-one efforts into a portfolio of satisfied clients who currently own or manage several hundred thousand apartment units. Although RG's primary source of future business is expected to come from servicing PropertySMART(sm) customer losses, it fully intends to continue to pursue non-program related business through historic marketing channels and efforts. Although such business is inherently less predictable and more costly to obtain, its profit margins are extremely lucrative because they are "whatever the market will bear" rather than limited by prior agreement with insurance company partners. Additionally, we will continue to offer restoration services to existing customers whose apartment complexes are not part of or fail to qualify for insurance incorporating PropertySMART(sm).

     Our insurance restoration division has traditionally targeted the multi-family housing industry. RG does not actively pursue contracts involving total losses, but concentrates on those where the restoration of damaged structures is possible.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Historical Financial Statements of Business Acquired (Audited)

     Financial Statements of Restoration Group America 2003, Inc. as of and for the years ended December 31, 2003 and December 31, 2002 (beginning on page F-1 hereof).

Pro forma Financial Information (Unaudited)

     Unaudited Combined Pro Forma Condensed Balance Sheets of Invvision Capital, Inc. and Restoration Group America 2003, Inc. as of December 30, 2003, and the related Unaudited Combined Pro Forma Condensed Statements of Operations for the year ended December 31, 2002, and the eleven months ended December 31, 2003 (beginning on page F-15 hereof).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INVVISION CAPITAL, INC.

Date: April 12, 2004

                                             By: /s/ Kevin Dahlberg
                                             -----------------------------------
                                                 KEVIN L. DAHLBERG,
                                                 Senior Vice President - Finance

                          INDEX TO FINANCIAL STATEMENTS


Index to Financial Statements...............................................F-1



                         HISTORICAL FINANCIAL STATEMENTS


Restoration Group America 2003, Inc.

Report of Independent Certified Public Accountants..........................F-2
Consolidated Balance Sheets as of December 30, 2003 and 2002................F-3
Consolidated Statements of Operations for the years ended
   December 30, 2003 and 2002...............................................F-5
Consolidated Statement from Stockholders' Equity (Deficit) for the years ended December 30, 2003 and 2002...............................F-6
Consolidated Statements of Cash Flows for the years ended
   December 31, 2003 and 2002...............................................F-7
Notes to Consolidated Financial Statements..................................F-8


          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION


Invvision Capital, Inc. and Restoration Group America 2003, Inc. Unaudited Combined Pro Forma Condensed Financial Information

Basis of Presentation and Notes to Unaudited Combined Pro Forma
   Condensed Financial Statements ..........................................F-17
Unaudited Combined Pro Forma Condensed Balance Sheets
   as of December 30, 2003..................................................F-18
Unaudited Combined Pro Forma Condensed Statement of Operations
   for the year ended December 31, 2003.....................................F-19
Unaudited Combined Pro Forma Condensed Statement of Operations
   for the year ended December 31, 2002.....................................F-20

                          Independent Auditors' Report

Board of Directors
Restoration Group America 2003, Inc.
    and Subsidiaries
Dallas, Texas


We have audited the accompanying consolidated balance sheet of Restoration Group America 2003, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Restoration Group America 2003, Inc. and subsidiaries, at December 31, 2003, and the results of their operations and their cash flows for the above referenced periods in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Turner, Stone & Compant, L.L.P.
-----------------------------------
Turner, Stone & Company, L.L.P.
Certified Public Accountants
April 7, 2004




                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                           DECEMBER 31, 2003


                                                                Assets
                                                                ------
Current assets:
     Cash and cash equivalents                                                            $            2,100
     Contracts receivable, net of allowance for
        doubtful accounts of $262,500                                                                740,232
     Cost and estimated earnings in excess
        of billings on uncompleted contracts                                                           2,515
     Prepaid expenses                                                                                 25,758
     Employee receivables                                                                              5,943
     Advances to stockholders                                                                         10,703
                                                                                          ------------------
                  Total current assets                                                               787,251

Property and equipment, net of accumulated
     depreciation of $37,324                                                                         220,572
                                                                                          ------------------
                                                                                          $        1,007,823
                                                                                          ==================






















        The accompanying notes are an integral part of the consolidated financial statements.

                                            F-3



                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                           DECEMBER 31, 2003


                                            Liabilities and Stockholders' Equity (Deficit)
                                            ----------------------------------------------

  Current liabilities:
     Accounts payable, trade                                                              $          882,621
     Accrued liabilities                                                                              22,208
     Withholding taxes payable                                                                       154,036
     Billings in excess of costs and
        estimated earnings on uncompleted
        contracts                                                                                     62,137
     Notes payable                                                                                   575,000
     Notes payable, stockholders                                                                     151,821
     Advances from ICI                                                                               206,275
                                                                                          ------------------
                  Total current liabilities                                                        2,054,098


Stockholders' equity (deficit):

     Preferred stock, $.001 par value, 20,000,000
        shares authorized, no shares issued or
        outstanding; no rights or preferences established                                                  -
     Common stock, $.001 par value, 30,000,000
        shares authorized and 1,000 shares issued
        and outstanding                                                                                    1
     Additional paid in capital                                                                          999
     Accumulated deficit                                                                          (1,047,275)
                                                                                          ------------------
                                                                                                  (1,046,275)
                                                                                          ------------------
                                                                                           $       1,007,823
                                                                                          ==================










        The accompanying notes are an integral part of the consolidated financial statements.

                                              F-4



                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                            FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



                                                                                2003             2002
                                                                                ----             ----

Contract revenues earned                                               $       7,662,609  $        4,920,694
Other revenues                                                                   117,202               1,880
                                                                       -----------------  ------------------
                  Total revenue                                                7,779,811           4,922,574
                                                                       -----------------  ------------------
Allocated job costs:

     Appliances/fixtures                                                         160,195              64,432
     Foundation/structure                                                        966,068             703,597
     Hard costs                                                                1,084,595           1,598,728
     Interior/exterior envelope                                                  773,115             293,973
     Interior finishes                                                         1,189,794             431,798
     Mechanical, electrical and plumbing                                         807,902             573,008
     Miscellaneous site expenses                                                 215,676              64,636
     Pre-construction expenses                                                    18,515              51,770
     Site work                                                                   344,588             373,941

                  Total allocated job costs                                    5,560,448           4,155,883
                                                                       -----------------  ------------------
Gross profit                                                                   2,219,363             766,691
                                                                       -----------------  ------------------
Operating expenses:

     Administrative                                                            2,650,331           1,912,307
     Depreciation                                                                 28,697               8,318
     Interest                                                                     46,785               1,613
                                                                       -----------------  ------------------
                  Total operating expenses                                     2,725,813           1,922,238

Net loss before income taxes                                                    (506,450)         (1,155,547)

Income taxes                                                                           -                   -
                                                                       -----------------  ------------------
Net loss                                                               $        (506,450) $       (1,155,547)
                                                                       =================  ==================







        The accompanying notes are an integral part of the consolidated financial statements.

                                               F-5






                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                            FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                           Additional        Retained
                                          Common            Paid In          Earnings
                                          Stock             Capital         (Deficit)           Total
                                    ---------------  ----------------- ---------------  ----------------
Balance December 31, 2001           $         1,000  $              -  $     1,232,810  $      1,233,810

Net loss                                                                    (1,155,547)       (1,155,547)

Stockholder distributions                                                       (1,877)           (1,877)
                                    ---------------  ----------------  ---------------  ----------------
Balance December 31, 2002                     1,000                 -           75,386            76,386

Net loss                                                                      (506,450)         (506,450)

Reclassification of equity
   accounts upon purchase of
   certain assets of TRG by
   RGA 2003                                    (999)              999                -                 -

Distribution of assets of TRG
   not acquired by RGA 2003                                                   (402,583)         (402,583)

Stockholder distributions                                                     (213,628)         (213,628)
                                    ---------------  ----------------  ---------------  ----------------
Balance December 31, 2003           $             1  $            999  $    (1,047,275) $     (1,046,275)
                                    ===============  ================  ===============  ================

















        The accompanying notes are an integral part of the consolidated financial statements.

                                                  F-6



                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                2003               2002
                                                                                ----               ----
Cash flows from operating activities:

Net loss                                                               $        (506,450) $       (1,155,547)

     Adjustments to reconcile net loss
        to net cash provided by (used in)
        operating activities:
        Depreciation and amortization                                             28,697               8,318
        Provision for doubtful accounts                                          262,500                   -
        Net changes in working capital items                                    (467,198)          1,193,061
                                                                       -----------------  ------------------
                Net cash provided by (used in)
                     operating activities                                       (682,451)             45,832
                                                                       -----------------  ------------------
Cash flows from investing activities:
        Purchase of equipment                                                   (111,795)           (141,771)
                                                                       -----------------  ------------------
                  Net cash used in investing activities                         (111,795)           (141,771)
                                                                       -----------------  ------------------
Cash flows from financing activities:
        Stockholder disbursements                                               (213,628)             (1,876)
        Proceeds from issuances of notes payable                                 726,821             120,000
        Repayments of notes payable                                             (120,000)                  -
                  Advances from ICI                                              206,275                   -
                                                                       -----------------  ------------------
                  Net cash provided by financing activities                      719,468             118,124

Increase (decrease) in cash                                                      (74,778)             22,185

Cash, beginning of year                                                           76,878              54,693
                                                                       -----------------  ------------------
Cash, end of year                                                      $           2,100  $           76,878
                                                                       =================  ==================
Supplemental information:

        Interest expense paid in cash                                  $          24,386  $            1,480

        Non-cash distribution of TRG assets                            $         402,583  $                -









        The accompanying notes are an integral part of the consolidated financial statements.

                                                F-7

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and operations

Restoration Group America 2003, Inc. (RGA or the Company) through its subsidiaries provides fee-based services that address clients' risk management needs for their real estate assets through the Company's proprietary PropertySMART(sm) program. These services include procedures and costs associated with the risk of a possible loss such as loss control activities and purchasing traditional insurance products as well as services related to the consequences of a loss after it has occurred by adjusting claims, restoring property and minimizing business interruption costs. RGA provides these services through the following directly or indirectly wholly-owned subsidiaries: (i) RG Insurance Services, Inc., (ii) RG Risk Management, Inc., (iii) RG Restoration, Inc. and one non-operating subsidiary, Restoration Group America, Inc. RGA is wholly owned by Invvision Capital, Inc. (ICI) which acquired RGA on December 30, 2003 in a transaction accounted for as a combination of entities under common control.

RG Insurance Services, Inc. (RGIS). RGIS was organized in September 2003 to operate as a general multi-lines insurance agency. It is licensed as a Texas Property & Casualty and Life & Health agency.

RG Risk Management, Inc. (RGRM). RGR was organized in December 2003 and will provide claims management, third party inspection, adjusting and underwriting services. RGRM had no operations during 2003.

RG Restoration, Inc.(RG). RG is a Texas corporation organized in December 2003. It performs restoration work on multi-family properties (primarily apartment buildings) which have suffered an insured loss such as a fire, flood or hail damage. These services consist of remediation and reconstruction services as a general contractor for customers located throughout the United States. On December 30, 2003, Restoration Group America, Inc., acquired certain assets and liabilities of The Restoration Group, Inc. (TRG), an S-Corporation for a cash payment of $10. The majority of the stockholders and directors of RGA 2003 and TRG were the same prior to the acquisition. Accordingly, the transaction is accounted for as a combination of entities under common control and the assets and liabilities of TRG were not adjusted to fair value. Prior to the acquisition of TRG, RG had no operations.

Restoration Group America, Inc., (formerly known as The Residential Group, Inc.) is a Texas corporation organized in January 2002. RGA is a non-operating corporation established to hold the intellectual property rights to PropertySMART(sm) the development costs of which have been charged to expense in the accompanying statement of operations under the caption 'Administrative'.

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Basis of presentation and principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, including TRG. RGA and the TRG were under common control prior to the acquisition by RGA on December 30, 2003. Based on the common control of the two companies and the significance of the financial position and results of operations of TRG to ICI under Rule 3.05 of Regulation S-X, the accounts and results of operations of TRG have been included in the consolidated balance sheet as of December 31, 2003 and the consolidated statements of operations, stockholder's equity and cash flows for the two years ended December 31, 2003 and 2002. The results of operations, and cash flows for the year ended December 31, 2002 are entirely from TRG. All intercompany transactions, accounts and balances have been eliminated in the consolidation.

Basis of presentation and going concern uncertainty

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred operating losses during 2003 and 2002 and it has a net working capital deficit of approximately $1,300,000. These conditions, among others, give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital and expand operations. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that it will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revenue recognition on construction contracts

The majority of the Company's construction revenues are generated through the successful bidding and execution of construction contracts. The Company performs its work under fixed price as well as negotiated priced contracts. The length of the contracts vary, with ninety percent of the contracts being completed within twelve months of the start date. The Company recognizes revenues on contracts on the percentage of completion method, measured by multiplying the contract amount, including change orders, by the proportion of costs incurred to date to estimated total costs for each contract. Contracts in progress are valued at cost plus accrued profit less billings to date on uncompleted contracts. This method is used because management considers it to be the best available measure of progress on contracts in process.

Allocated job costs include all direct material, labor costs and sub-contracting expenses and various direct costs which can be specifically allocated to individual contracts. Unallocated contract costs as well as general and administrative expenses are charged to expense as incurred. Provisions for losses on uncompleted contracts are made in the period in which such losses are determined without reference to percentage completion. No significant losses on uncompleted contracts existed at December 31, 2003. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which revisions are determined.

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



The asset account 'Costs and estimated earnings in excess of billings on uncompleted contracts' represents revenues recognized in excess of amounts billed. The liability account 'Billings in excess of costs and estimated earnings on uncompleted contracts' represents billings in excess of revenues recognized.

Cash flows

For purposes of the consolidated statement of cash flows, cash is composed of demand deposits with banks and short-term cash investments with initial maturities of three months or less.

Contracts receivable

Contracts receivable from performing remediation and reconstruction services are based on fixed price and negotiated contracted prices. In accordance with terms of some contracts, a certain percentage of the total contract price is withheld pending customer acceptance at the completion of the contract. As such, these amounts have been classified as 'Retainages' under contracts receivable. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Property and Equipment

Property and equipment is carried at cost. Depreciation is provided principally on the straight-line method for financial reporting purposes at rates based on the following estimated useful lives of the assets:

                                                                     Years
                                                                     -----
      Machinery and equipment                                         5-7
      Furniture and fixtures                                          5-7
      Leasehold improvements (Note 7)                                10-15

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Provisions for income taxes for the Company, exclusive of TRG, are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. TRG's stockholders elected for the Company to be treated as an S corporation beginning in the 2000 tax year. As an S corporation, TRG itself paid no income tax. Rather TRG's net income is passed directly to the stockholders who pay income tax on the net income of the corporation. The total balance of the retained earnings, from 2000 on, is maintained in the Accumulated Adjustments account. Therefore, the Company made distributions to the stockholders during 2003 and 2002 for payment of income tax when due.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment reporting

The Company and its subsidiaries operate in one line of business - risk management for real estate property owners. The operations of TRG's restoration work on properties that have sustained insured losses accounted for 99% and 100% of the Company's total revenues during 2003 and 2002, respectively.

The Company had one customer that accounted for 19% of the total revenues earned during 2003 and another customer that accounted for 24% of the total revenues earned during 2002.

2.   CONTRACTS RECEIVABLE

At December 31, 2003, contracts receivable were comprised of the following:

         Contract Receivables Billed:
             Completed Contracts                                       $402,693
             Contracts in Progress                                      289,663
             Retainage                                                  310,376
             Less:  Allowances for doubtful accounts                   (262,500)
                                                                       --------
                                                                       $740,232



                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.   COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
         Costs incurred on uncompleted contracts                       $       1,464,649
         Estimated earnings                                                      475,901
                                                                       -----------------
                                                                               1,940,550
         Less: Billings to date                                               (2,000,172)
                                                                       -----------------
                                                                                 (59,622)
                                                                       -----------------
Included in accompanying balance
         sheet under the following captions:

             Costs and estimated earnings in excess
             of billings on uncompleted contracts                                  2,515

             Billings in excess of costs and
             and estimated earnings on
             uncompleted contracts                                                62,137
                                                                       -----------------

                                                                       $         (59,622)
                                                                       =================
4.   PROPERTY AND EQUIPMENT

At December 31, 2003, property and equipment was comprised of the following:

                  Transportation equipment                             $          11,780
                  Equipment - field                                               61,565
                  Equipment - office                                              19,049
                  Leasehold improvements (Note 7)                                141,841
                  Office furniture and fixtures                                   23,661
                                                                       -----------------
                                                                                 257,896
                  Less:  accumulated depreciation                                (37,324)
                                                                       -----------------
                  Net property and equipment                                     220,572

                                                                       =================








                                                   F-12


                                                 RESTORATION GROUP AMERICA 2003, INC.
                                                           AND SUBSIDIARIES
                                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   NOTES PAYABLE

Notes payable at December 31, 2003 consisted of the following, all of which mature on or before December 31, 2004:

To Stockholders:
Note payable to S. Mayor, a stockholder, due
June, 2004 including interest at 10.00%,
non-collateralized                                                     $          50,000

Note payable to D. Morris, a stockholder, due
June, 2004 including interest at 10.00%,
non-collateralized                                                                50,000

Note payable to J2 Holdings, Inc., a stockholder,
bearing interest at 10%, non-collateralized,
due on demand                                                                     36,821

Note payable to JR Holdings, Inc., a stockholder,
bearing interest at 10%, non-collateralized,
due on demand                                                                     15,000
                                                                        ----------------
         Total notes payable to stockholders                                     151,821
                                                                        ----------------
Other Notes:

         Note payable to Town North Bank, revolving
         line of credit, monthly interest payments
         at  7.90%, due May, 2004 (Note 10) and
         collateralized by accounts receivable, equipment
         furniture and other assets of the Company and
         guaranteed by stockholders of the Company                               400,000

Note payable to S. Cappelli, due October,
2003 including interest at 10.00%,
non-collateralized                                                                75,000

Notes payable to C. Blair, including interest at 10.00%,
non-collateralized
due June 2004                                                                     50,000
due July 2004                                                                     50,000
                                                                       -----------------
Total other notes payable                                                        575,000
                                                                       -----------------
         Total notes payable                                           $         726,821
                                                                       =================



                                             F-13

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   RELATED PARTY TRANSACTIONS

The Company paid the stockholders in the form of management fees. These totaled $422,208 and $1,024,535 for the years ended December 31, 2003 and 2002, respectively.

The Company also has receivables from stockholders and/or companies that the stockholders own a controlling interest in the amount of $10,703 at December 31, 2003. The receivables are non-interest bearing, non-collateralized and are due on demand.

The Company had two construction contracts for properties that are owned by stockholders of the Company. Total revenues earned under these contracts were $295,396 during 2003.

7.   COMMITMENTS AND CONTINGENCIES

Lease obligations

The Company leases its corporate headquarters under a short-term lease that expired in December 2003 that is being continued on a month-to-month basis for the foreseeable future at a monthly rental rate of $12,971. Rental expense pursuant to short term and month-to-month operating leases was approximately $97,648 in 2003 and $33,056 in 2002.

The Company has capitalized leasehold improvements for costs incurred related to their corporate headquarters based on management's plans that a long-term lease agreement will be arranged. In the event that such an agreement is not reached, the undepreciated value of the leasehold improvements would be charged to earnings.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that the outcome of any of those matters will have a material adverse effect on the Company's combined financial position, operating results or cash flows.

Employment agreements

The Company through its subsidiary Restoration Group America, Inc., is obligated under various employment agreements with members of executive management that provide for annual compensation of $636,000 and transportation allowances of $48,000 along with other general employee benefits. The agreements provided for employment at will and do not obligate the Company when employment is terminated.

8.  INCOME TAXES

The Company uses the accrual method of accounting for income tax reporting purposes. Additionally, TRG has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986.

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


TRG as an S corporation files U.S. corporate and partnership tax returns and pays no federal income taxes. Rather, its income, deductions and credits are allocated to their individual stockholders who then report these amounts on their respective tax returns. Accordingly, no provision for federal income taxes has been provided on the earnings of TRG. Additionally, there are no differences between the tax bases and reported amounts of the TRG's assets and liabilities. TRG made distributions during 2003 and 2002 of $213,628 and $1,877, respectively to its stockholders for their payment of income taxes when due.

A reconciliation of income tax expense (benefit) at the statutory federal rate to income tax expense at the Company's effective tax rate for the years ended December 31, 2003 and 2002 is as follows:


                                               2003            2002
                                          -------------   -------------
Tax computed at statutory federal rate $ (172,193) $ (392,886) Tax attributable to earnings of
  S corporation                               (152,130)        392,886
Increase in valuation allowance                324,323               -
                                          -------------   -------------
Income tax expense                        $          -    $          -
                                          =============   =============

As of December 31, 2003, the Company has approximately $954,000 of net operating
loss   carryforwards   available  to  offset  future   taxable   income.   These
carryforwards expire in 2023.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the tax bases of those assets and liabilities that will result in taxable or deductible amounts in future years for income tax reporting purposes. At December 31, 2003 significant components of the Company's deferred tax assets and liabilities are summarized below.


                                                     2003
                                                -------------
     Deferred tax assets:
         Net operating loss carry forward       $     324,323
         Less valuation allowance                    (324,323)
                                                -------------
                                                            -
     Deferred tax liabilities                               -
                                                -------------
     Net deferred tax assets                    $           -
                                                =============

                      RESTORATION GROUP AMERICA 2003, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   FINANCIAL INSTRUMENTS

The Company's financial instruments consist of its cash, contracts receivable and its various notes payable, none of which are held for trading purposes.

Cash

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risks affecting cash. None of the Company's cash is restricted.

Contracts receivable

The Company grants credit, without collateral, to its customers located throughout the United States. With the exception for amounts reserved for doubtful collectibility, management believes it is not exposed to any significant credit risks affecting contracts receivable and these accounts are fairly stated at estimated net realizable amounts.

Notes payable

Management believes the carrying value of these notes represent the fair value of these financial instruments because their terms are similar to those in the lending market for comparable loans with comparable risks.

10.  SUBSEQUENT EVENT

On February 28, 2004, the Company signed a Renewal, Extension and Modification Agreement (Amendment) which amended the Company's credit agreement with Town North Bank (Note 5). The terms of the Amendment extended the maturity date from February 28, 2004 to May 28, 2004, decreased the maximum borrowing amount from $400,000 to $335,000 and increased the interest rate from 7.9% to the lesser of the Prime Rate as defined in the Amendment plus three percent or the highest rate permitted by law. In connection with the Amendment, a mandatory principal payment of $50,000 was made by the Company.

         SUMMARY PRO FORMA FINANCIAL STATEMENTS - BASIS OF PRESENTATION


The unaudited combined condensed pro forma statements of operations data give effect to the acquisition of Restoration Group America, 2003, Inc. and its subsidiaries (RGA) as if the acquisition by Invvision Capital, Inc. (ICI) had occurred on January 1 or the respective year.

The unaudited pro forma combined condensed information is presented for illustrative purposes only. The pro forma adjustments are preliminary. The actual financial statements may differ materially from those presented in these unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed information does not purport to represent what our results actually would have been if the acquisition had occurred at the dates indicated, nor does such information purport to project our results for any future period.

Notes to unaudited combined condensed pro forma financial statements:

(a) Balance sheets of ICI and RGA are as of December 30, 2003 prior to the acquisition

(b) Amounts due to/from ICI and RGA have been eliminated in the pro forma condensed balance sheet

(c)  Represents historical results of ICI for the respective period

(d) Represents historical results of RGA prior to the acquisition for the respective period.


                                                        INVVISION CAPITAL, INC.
                                                           AND SUBSIDIARIES
                                                     (A DEVELOPMENT STAGE COMPANY)
                                         UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                           DECEMBER 31, 2003


                                                     ICI(a)              (a)      Combination(b)    Pro Forma
                                                  Historical            RGA          Entries         Combined
Assets                                            ----------            ---          -------         --------
Current assets:

     Cash and cash equivalents                 $       5,990  $         2,100   $           -  $         8,090
     Contracts receivable, net                             -          740,232               -          740,232
     Prepaid expenses                                      -           25,758               -           25,758
     Advances to stockholders                              -           10,703               -           10,703
     Other                                                 -            8,458               -            8,458
                                               -------------  ---------------   -------------  ---------------
        Total current assets                           5,990          787,251               -          793,241

     Due from RGA                                    206,275                -        (206,275)               -
     Property and equipment, net                       9,731          220,572               -          230,303
                                               -------------  ---------------   -------------  ---------------
                                                     221,996        1,007,823        (206,275)       1,023,544

Liabilities

Current liabilities:

     Accounts payable                                453,221          882,621               -        1,335,842
     Accrued liabilities                              62,504          176,244               -          238,748
     Billings in excess of costs and
        estimated earnings on
        uncompleted contracts                              -           62,137               -           62,137
     Notes payable to stockholders                   179,070          151,821               -          330,891
     Notes payable                                   297,025          575,000               -          872,025
     Due to ICI                                            -          206,275        (206,275)               -
                                               -------------  ---------------   -------------  ---------------
                                                     991,820        2,054,098               -        2,839,643

     Stockholders' equity (deficit)                 (769,824)      (1,046,275)              -       (1,816,099)
                                               -------------  ---------------   -------------  ---------------
                                               $     221,996  $     1,007,823   $    (206,275) $     1,023,544
                                               =============  ===============   =============  ===============










                      See accompanying notes to the unaudited pro forma combined condensed financial statements.


                                                                  F-18


                                                        INVVISION CAPITAL, INC.
                                                           AND SUBSIDIARIES
                                                     (A DEVELOPMENT STAGE COMPANY)
                                    UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                                     YEAR ENDED DECEMBER 31, 2003




                                                      ICI(c)                 (d)              Pro Forma
                                                    Historical              RGA               Combined
Assets                                              ----------              ---               --------
Revenues                                         $             -     $     7,779,811    $      7,779,811
Cost of revenues                                               -           5,560,448           5,560,448
                                                 ---------------     ---------------    ----------------
Gross profit (loss)                                            -           2,219,363           2,219,363

Selling, general & Admin. expenses                       (94,827)         (2,650,331)         (2,745,158)
Depreciation                                              (1,125)            (28,697)            (29,822)
Gain (loss) on disposal of assets                        158,171                   -             158,171
                                                 ---------------     ---------------    ----------------
Operating income (loss)                                   62,219            (459,665)           (397,446)

Reclassification of unrealized loss
     on investments to realized loss                  (1,951,951)                  -          (1,951,951)

Interest expense                                        (162,279)            (46,785)           (209,064)
                                                 ---------------     ---------------    ----------------
Loss before income taxes                              (2,052,011)           (506,450)         (2,558,461)

Provision for income taxes                                     -                   -                   -

Net loss                                         $    (2,052,011)    $      (506,450)   $     (2,558,461)
                                                 ===============     ===============    ================


Loss per share: basic and diluted                $          (.18)                       $          (.23)
                                                 ===============                        ================

















                      See accompanying notes to the unaudited pro forma combined condensed financial statements.

                                                                      F-19


                                                        INVVISION CAPITAL, INC.
                                                           AND SUBSIDIARIES
                                                     (A DEVELOPMENT STAGE COMPANY)
                                    UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                                     YEAR ENDED DECEMBER 31, 2002




                                                        ICI(c)                 (d)             Pro Forma
                                                      Historical              RGA               Combined
Assets                                                ----------              ---               --------
Revenues                                         $             -      $    4,922,574    $      4,922,574
Cost of revenues                                               -           4,155,883           4,155,883
                                                 ---------------      --------------    ----------------
Gross profit (loss)                                            -             766,691             766,691

Selling, general & Admin. expenses                       587,619           1,912,307           2,499,926
Depreciation                                               1,500               8,318               9,818
Loss on disposal of assets                               215,390                   -             215,390
                                                 ---------------      --------------    ----------------
Operating loss                                          (804,509)         (1,153,934)         (1,958,443)

Interest expense                                         206,988               1,613             208,601
                                                 ---------------      --------------    ----------------
Loss before income taxes                              (1,011,497)         (1,155,547)         (2,167,044)

Provision for income taxes                                     -                   -                   -
                                                 ---------------      --------------    ----------------
Loss from continuing operations                       (1,011,497)         (1,155,547)         (2,167,044)

Discontinued operations                                  226,492                   -             226,492
                                                 ---------------      --------------    ----------------
Net loss                                         $      (785,005)    $    (1,155,547)   $     (1,940,552)
                                                 ===============      ==============    ================

Loss per share basic and diluted:
        Loss from continuing operations          $         (0.10)                       $           (.22)
        Income (loss) from discontinued
         operations                                          .02                                     .02
                                                 ---------------                        ----------------
         Net loss                                $         (0.08)                       $           (.20)
                                                 ===============                        ================













                      See accompanying notes to the unaudited pro forma combined condensed financial statements.


                                                                   F-20